SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             RF MICRO DEVICES, INC.
             (Exact name of registrant as specified in its charter)


                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                      -------------------------------------
                     (Address of principal executive offices)

          NORTH CAROLINA                                       56-1733461
-------------------------------                        ------------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)


                            2003 STOCK INCENTIVE PLAN
                            OF RF MICRO DEVICES, INC.
                            (FULL TITLE OF THE PLAN)
                            -------------------------


                              ROBERT A. BRUGGEWORTH
                             CHIEF EXECUTIVE OFFICER
                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                                 (336) 664-1233
                          ----------------------------
                          (Name, address and telephone
                           number, including area code,
                               of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                PROPOSED       PROPOSED
TITLE OF                        MAXIMUM        MAXIMUM
SECURITIES        AMOUNT        OFFERING       AGGREGATE       AMOUNT OF
TO BE             TO BE         PRICE          OFFERING        REGISTRATION
REGISTERED        REGISTERED    PER SHARE (1)  PRICE (1)       FEE (1)
----------        -----------   ------------   -------------   ------------
Common Stock,
no par value (2)  9,250,000       $7.23         $66,877,500       $5,411

-------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c) and (h)(1), based on the the average ($7.23) of the high ($7.42) and low ($7.04) sales prices of the Company's common stock on August 6, 2003, as reported on the Nasdaq National Market.



(2) Each share of the Registrant's common stock includes one preferred share purchase right.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

                  The following documents filed by RF Micro Devices, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 2003, filed with the Commission on June 16, 2003;

                  (b) The Company's Current Reports on Form 8-K filed with the Commission on June 25, 2003 and June 26, 2003;

                  (c) The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;

                  (d) The Company's Registration Statement on Form 8-A relating to the Company's Shareholder Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001;

                  (e) The Company's Registration Statement on Form 8-A/A relating to the First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, filed with the Commission on August 1, 2003; and

                  (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  --------------------------

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------  ---------------------------------------

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

                  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

                  The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                  The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

                  The Company maintains directors' and officers' liability insurance under which each controlling person, director and officer of the Company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
-------  ------------------------------------

                  Not applicable.

ITEM 8.  EXHIBITS.
-------  ---------

                  The   following   exhibits   are  filed  as  a  part  of  this
Registration Statement:

         NUMBER            DESCRIPTION
         ------            -----------

          4.1 Amended and Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from
                    Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

          4.2 Amendment to Amended and Restated Articles of Incorporation, which is incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

          4.3 Amendment to Amended and Restated Articles of Incorporation, which is incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

          4.4       Bylaws of RF Micro Devices,  Inc., which are incorporated by
                    reference   from  Exhibit  3.2  filed  with  the   Company's
                    Registration Statement on Form S-1 (File No. 333-22625).

          4.5 Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-22625).

          4.6 Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed August 14, 2001.

          4.7 First Amendment, dated July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit 4.2 of the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

          5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

          23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

          23.2      Consent of Independent Auditors.

          24        Power of Attorney.

          99        2003 Stock Incentive Plan of RF Micro Devices, Inc.

ITEM 9.  UNDERTAKINGS.
-------  -------------

(a) The Company hereby undertakes:

         (1)      To file, during any period in which offers or sales are being
                  made,  a  post-effective   amendment  to  this   Registration
                  Statement:

                  (i)    To include any prospectus  required by Section 10(a)(3)
                         of  the   Securities  Act  of  1933,  as  amended  (the
                         "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 8th day of August, 2003.

                               RF MICRO DEVICES, INC.


                               By:      /S/ ROBERT A. BRUGGEWORTH
                               -----------------------------------------------
                                        Robert A. Bruggeworth
                                        President and Chief Executive Officer


                   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 8, 2003.


 /S/ ROBERT A. BRUGGEWORTH                  /S/ WILLIAM A. PRIDDY, JR.
----------------------------------------    --------------------------
Name:    Robert A. Bruggeworth              Name:   William A. Priddy, Jr.
Title:   President, Chief Executive         Title:  Chief Financial Officer,
         Officer and Director                       Corporate Vice President
         (principal executive officer)              of Administration and
                                                    Secretary
                                                   (principal financial officer)


/S/ BARRY D. CHURCH                         /S/ DANIEL A. DILEO*
--------------------------------            -------------------------
Name:    Barry D. Church                    Name:    Daniel A. DiLeo
Title:   Vice President and                 Title:   Director
         Corporate Controller
         (principal accounting officer)


/S/ FREDERICK J. LEONBERGER*                /S/ DAVID A. NORBURY*
--------------------------------            -------------------------
Name:    Frederick J. Leonberger            Name:    David A. Norbury
Title:   Director                           Title:   Director


/S/ ALBERT E. PALADINO*                     /S/ WILLIAM J. PRATT*
--------------------------------            -------------------------
Name:    Dr. Albert E. Paladino             Name:    William J. Pratt
Title:   Director                           Title:   Director


/S/ ERIK H. VAN DER KAAY*                   /S/ WALTER H. WILKINSON, JR.*
--------------------------------            -------------------------
Name:    Erik H. van der Kaay               Name:    Walter H. Wilkinson, Jr.
Title:   Director                           Title:   Director


*By:     /S/ ROBERT A. BRUGGEWORTH
         -------------------------------
 Name:   Robert A. Bruggeworth
         Attorney-in-Fact

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                             RF MICRO DEVICES, INC.



         NUMBER            DESCRIPTION

         4.1 Amended and Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

         4.2 Amendment to Amended and Restated Articles of Incorporation, which is incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

         4.3 Amendment to Amended and Restated Articles of Incorporation, which is incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

         4.4 Bylaws of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.2 filed with the Company's Registration Statement on Form S-1 (File No. 333-22625).

         4.5 Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-22625).

         4.6 Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from
                           Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed August 14, 2001.

         4.7 First Amendment, dated July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, which is incorporated by reference from
                           Exhibit 4.2 of the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

         5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

         23.2              Consent of Independent Auditors.

         24                Power of Attorney.

         99                2003 Stock Incentive Plan of RF Micro Devices, Inc.